Exhibit 99.1

CONTACT:	Investor Contact:	Media Contact:
	Lori Barker Padon	Mike Wong
	(408) 801-1384	(408) 801-1240
SANDISK REPORTS SECOND QUARTER 2006 RESULTS
•	Revenues of $719 million, up 40% year-over-year
•	GAAP EPS $0.47; Non-GAAP EPS $0.58
     SUNNYVALE, CA, July 24, 2006 – SanDisk® Corporation (NASDAQ:SNDK), the world’s largest supplier of flash storage card products, today announced results for the second quarter ended July 2, 2006. Total second quarter revenues increased 40% on a year-over-year basis to $719 million. Second quarter net income as reported in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was $96 million, or $0.47 per diluted share.
     Excluding the impact of stock compensation expense and amortization of acquisition related intangible assets and the related tax effect, second quarter non-GAAP net income grew 67% to $118 million, or $0.58 per diluted share, which compares to the second quarter 2005 GAAP results of $70 million, or $0.37 per diluted share.
     “The second quarter was an excellent quarter for both our OEM and our retail business. Mobile cards sold into handsets were the star performer with more than 15 million cards sold in the quarter. Our microSDTM card has become our number one product in units and our second largest product by revenue. Our SansaTM e200 audio players have been well received, solidifying our clear #2 share for flash players in U.S. retail in the second quarter. Our SanDisk ExtremeTM high performance cards for professional photographers were our fastest growing product line in the quarter. Solid execution of the 300-millimeter fab ramp and 8 gigabit 70-nanometer MLC shipments contributed to improved product margins despite a challenging industry-wide pricing environment. The cumulative pricing reductions implemented over the past two quarters are showing positive demand elasticity as evidenced by 20% growth in average capacity and 46% more megabytes sold compared to the first quarter,” said Eli Harari, chairman and chief executive officer of SanDisk Corporation. “We are optimistic about growth in demand in our target markets in the second half and with Fab 3 costs steadily declining and our captive capacity ramping, we believe we are well positioned for the anticipated demand upswing in the back half of this year.”
Metrics and Highlights
•	Product revenues grew 40% and license and royalty revenue grew 35% year-over-year.
•	Megabytes sold in the second quarter increased 178% year-over-year and 46% from the first quarter of 2006.
•	Average density per card sold in retail grew 15% sequentially to 758 megabytes. Average density per card sold across all channels grew 20% sequentially.
•	Average price per megabyte sold declined 19% sequentially and 49% from the second quarter of 2005.
•	Total GAAP gross margin was 40% of revenues compared to 42% in the second quarter of 2005 and 38% in the first quarter of 2006.
•	GAAP product gross margin for the second quarter of 2006 was 32% of revenues compared to 34% in the second quarter of 2005 and 28% in the first quarter of 2006.
•	GAAP operating income for the second quarter of 2006 was $129 million or 18% of revenues. Non-GAAP operating income was $159 million or 22% of revenue compared to $106 million or 21% of revenue in the second quarter of 2005.
•	Cash flow from operations was $59 million, and total cash and investments increased sequentially by $933 million to $2.7 billion.
•	SanDisk sold $1.15 billion aggregate principal amount of Convertible Senior Notes due in 2013.
•	SanDisk introduced high capacity new products including the 4 gigabyte (GB) SD High Capacity card and the 4GB Memory Stick PRO DuoTM game card.
•	Retail presence grew to more than 187,000 storefronts including 54,000 in the mobile channel.
•	SanDisk and Toshiba signed a definitive agreement to build a new 300-millimeter NAND wafer fabrication facility in Yokkaichi, Japan with initial production expected to begin in the fourth quarter of 2007.
Scheduled Interviews
SanDisk Corporation Chairman and Chief Executive Officer, Eli Harari, is scheduled to appear on CNBC’s “Closing Bell with Maria Bartiromo,” on July 24, 2006 at approximately 1:10 p.m. PDT. Judy Bruner, SanDisk’s Executive Vice President, Administration and CFO is scheduled to appear on Bloomberg Radio’s “Bloomberg Radio Report,” July 25, 2006 at approximately 3:20 a.m. PDT.
Conference Call
SanDisk’s second quarter 2006 conference call is scheduled for 2:00 p.m. PDT, Monday, July 24, 2006. The conference call will be webcast by CCBN and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR and at www.streetevents.com for registered streetevents.com users. To participate in the call via telephone, the dial-in number is (913) 981-4901. A copy of this press release will be filed with the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.
Forward-Looking Statements
This news release contains certain forward-looking statements, including statements about our business prospects and outlook for the second half of 2006, including anticipated increased demand for our products, market supply and demand, expected captive manufacturing cost reductions and scheduled appearances by our CEO and CFO that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations. Risks that may cause these forward-looking statements to be inaccurate include among others: slower than expected growth in market demand for our products or a slower adoption rate for these products in current and new markets that we are targeting, any interruption of or delay in supply from any of the semiconductor manufacturing or subcontracting facilities, including test and assembly facilities that supply products to us, slower than expected expansion of our global sales channels, fluctuations in operating results, unexpected yield variances related to our conversion to 70-nanometer NAND flash technology or the ramp-up of the 300mm flash fabrication facility, our inability to make additional planned smaller geometry conversions in a timely manner, future average selling price erosion that may be more severe than our expectations due to decreased demand or possible excess industry capacity of flash memory from ourselves as well as from existing suppliers or from new competitors, less than expected growth in the average megabyte capacity per card, price increases from non-captive flash memory sources and third-party subcontractors, higher than expected operating expenses, higher than anticipated capital equipment expenditures, adverse global economic and geo-political conditions, including adverse currency exchange rates and acts of terror and war, the timely development, internal qualification and customer acceptance of new products that are based on 70-nanometer NAND technology, fluctuations in license and royalty revenues, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products, potential impact of high energy prices and other global events outside of our control which could adversely impact consumer confidence and hence reduce demand for our products, scheduled appearances by our executives could be cancelled or delayed by us or the network, and the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Form 10-K for the fiscal year ended January 1, 2006 and our quarterly reports on Form 10-Q. Future results may differ materially from those previously reported. We do not intend to update the information contained in this release.
About SanDisk
SanDisk is the original inventor of flash storage cards and is the world’s largest supplier of flash data storage card products using its patented, high-density flash memory and controller technology. SanDisk is headquartered in Milpitas, CA and has operations worldwide with more than half its sales outside the U.S.
www.sandisk.com
SanDisk and SanDisk Extreme are trademarks of SanDisk Corporation, registered in the United States and other countries. Memory Stick PRO is a trademark of Sony Corporation.

SanDisk Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three months ended		Six months ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Revenues:
Product	$636,675	$453,762	$1,174,403	$853,441
License and royalty	82,510	61,134	168,042	112,430

Total revenue	719,185	514,896	1,342,445	965,871

Cost of product revenues	430,177	300,797	815,044	551,985

Gross profits	289,008	214,099	527,401	413,886

Operating expenses:
Research and development	73,785	61,404	137,547	107,351
Sales and marketing	45,067	27,034	88,442	51,631
General and administrative	37,182	19,617	67,198	35,341
Write-off of acquired in-process technology	—	—	39,600	—
Amortization of acquisition related intangible assets	4,432	—	8,147	—

Total operating expenses	160,466	108,055	340,934	194,323

Operating income	128,542	106,044	186,467	219,563

Total other income	22,013	5,854	40,477	10,615

Income before taxes	150,555	111,898	226,944	230,178

Provision for income taxes	54,914	41,402	96,188	85,166

Net income	$95,641	$70,496	$130,756	$145,012

Shares used in computing net income per share
Basic	195,527	181,469	194,302	181,050
Diluted	202,980	190,256	202,522	190,127

Net income per share
Basic	$0.49	$0.39	$0.67	$0.80
Diluted	$0.47	$0.37	$0.65	$0.76

SanDisk Corporation
Reconciliation of GAAP to Non-GAAP Operating Results (*)
(In thousands, except per share data, unaudited)

	Three months ended		Six months ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
GAAP gross profit	$289,008	$214,099	$527,401	$413,886
Stock compensation (a)	2,478	—	2,478	—

Non-GAAP gross profit	$291,486	$214,099	$529,879	$413,886

GAAP total operating expenses	$160,466	$108,055	$340,934	$194,323
Stock compensation (a)	(23,392)	—	(42,178)	—
Write-off of acquired in-process technology (b)	—	—	(39,600)	—
Amortization of acquisition-related intangible assets (c)	(4,432)	—	(8,147)	—

Non-GAAP total operating expenses	$132,642	$108,055	$251,009	$194,323

GAAP operating income	$128,542	$106,044	$186,467	$219,563
Cost of goods sold adjustments (a)	2,478	—	2,478	—
Operating expense adjustments (a-c)	27,824	—	89,925	—

Non-GAAP operating income	$158,844	$106,044	$278,870	$219,563

GAAP net income	$95,641	$70,496	$130,756	$145,012
Cost of goods sold adjustments (a)	2,478	—	2,478	—
Operating expense adjustments (a-c)	27,824	—	89,925	—
Income tax adjustments (d)	(8,385)	—	(15,583)	—

Non-GAAP net income	$117,558	$70,496	$207,576	$145,012

Basic net income per share:
GAAP	$0.49	$0.39	$0.67	$0.80
Non-GAAP	$0.60	$0.39	$1.07	$0.80

Diluted net income per share:
GAAP	$0.47	$0.37	$0.65	$0.76
Non-GAAP	$0.58	$0.37	$1.02	$0.76

Shares used in computing basic net income per share:
GAAP	195,527	181,469	194,302	181,050
Non-GAAP	195,527	181,469	194,302	181,050

Shares used in computing diluted net income per share:
GAAP	202,980	190,256	202,522	190,127
Non-GAAP	204,126	190,256	203,716	190,127

(*)	To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management, and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company. For example, because the non-GAAP results exclude the expenses we recorded for stock compensation in accordance with SFAS 123(R) effective January 2, 2006 and the acquisition of Matrix Semiconductor, Inc. in January 2006, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Further, management uses non-GAAP information as certain non-cash charges such as amortization of purchased intangibles and stock based compensation do not reflect the cash operating results of the business and certain one-time expenses such as write-off of acquired in-process technology that do not reflect the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Equity based compensation expense.

(b)	Write-off of acquired in-process technology associated with the Matrix acquisition (January 2006).

(c)	Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisition of Matrix.

(d)	Income taxes associated with certain non-GAAP adjustments.

SanDisk Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	July 2, 2006	January 1, 2006*
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,318,479	$762,058
Short-term investments	960,995	935,639
Investment in foundries	18,990	18,338
Accounts receivable, net	311,921	329,014
Inventories	378,196	331,584
Deferred taxes	107,283	95,518
Other current assets	121,164	103,584

Total current assets	3,217,028	2,575,735

Long-term investments	405,714	—
Property and equipment, net	254,695	211,092
Notes receivable, FlashVision	63,750	61,927
Notes receivable, Flash Partners	96,061	—
Investment in foundries	16,364	11,013
Investment in FlashVision	164,888	161,080
Investment in Flash Partners	174,325	42,067
Deferred taxes	143,630	—
Goodwill	167,248	5,415
Intangible, net	97,232	4,608
Deposits and other non-current assets	39,674	47,250

Total Assets	$4,840,609	$3,120,187

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$110,864	$231,208
Accounts payable to related parties	86,153	74,121
Accrued payroll and related expenses	45,035	55,614
Income taxes payable	12,994	2,165
Research and development liability, related party	5,984	4,200
Other current accrued liabilities	75,934	53,546
Deferred income on shipments to distributors and retailers and deferred revenue	143,678	150,283

Total current liabilities	480,642	571,137

Convertible senior notes	1,150,000	—
Deferred revenue and non-current liabilities	40,850	25,259

Total Liabilities	1,671,492	596,396

Commitments and contingencies

Stockholders’ Equity:
Common stock	2,120,763	1,622,007
Retained earnings	1,037,380	906,624
Accumulated other comprehensive income	10,974	2,635
Deferred compensation	—	(7,475)

Total stockholders’ equity	3,169,117	2,523,791

Total Liabilities and Stockholders’ Equity	$4,840,609	$3,120,187

*	Information derived from the audited Condensed Consolidated Financial Statements.

SanDisk Corporation
Condensed Consolidated Comparative Statement of Cash Flows
(In thousands, unaudited)

	Three months ended		Six months ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005
Cash flows from operating activities:
Net income	$95,641	$70,496	$130,756	$145,012
Adjustments to reconcile net income to net cash
provided by operating activities:
Deferred taxes	(3,939)	(12)	(17,395)	1,076
Loss (gain) on investments	(602)	5,224	(1,195)	9,253
Depreciation and amortization	31,269	14,951	57,666	29,413
Provision for doubtful accounts	1,527	(163)	1,001	(163)
Deferred stock-based compensation	25,903	550	44,688	1,069
Write-off of acquired in-process technology	—	—	39,600	—
Other non-cash charges	(3,536)	3,492	(4,744)	2,274
Changes in operating assets and liabilities:
Accounts receivable	(67,498)	(33,525)	23,048	(47,800)
Inventories	35,508	(5,810)	(39,976)	(33,171)
Other assets	(68,324)	(59,213)	(8,743)	(15,241)
Accounts payable trade	(65,623)	18,624	(123,758)	30,132
Accounts payable, related party	6,857	(1,038)	13,065	15,947
Other liabilities	72,156	45,625	(2,225)	55,676

Total adjustments	(36,302)	(11,295)	(18,968)	48,465

Net cash provided by operating activities	59,339	59,201	111,788	193,477

Cash flows from investing activities:
Purchases of short and long term investments	(685,531)	(156,384)	(805,300)	(295,582)
Proceeds from sale and maturities of short and long term investments	220,782	128,158	375,446	281,608
Investment in Flash Partners	(84,338)	—	(127,919)	—
Acquisition of capital equipment, net	(37,125)	(26,067)	(89,722)	(56,218)
Notes receivable from FlashVision	—	—	—	(22,222)
Notes receivable from Flash Partners	(95,445)	—	(95,445)	—
Cash acquired in business combination with Matrix, net of acquisition costs	—	—	9,432	—

Net cash used in investing activities	(681,657)	(54,293)	(733,508)	(92,414)

Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	1,125,500	—	1,125,500	—
Purchase of convertible bond hedge	(386,090)	—	(386,090)	—
Proceeds from issuance of warrants	308,672	—	308,672	—
Proceeds from employee stock programs	22,789	4,581	68,850	15,853
Tax benefit on employee stock programs	19,114	—	61,023	—

Net cash provided by financing activities	1,089,985	4,581	1,177,955	15,853

Effect of changes in foreign currency exchange rates on cash	247	(205)	186	378

Net increase in cash and cash equivalents	467,914	9,284	556,421	117,294

Cash and cash equivalents at beginning of period	850,565	571,805	762,058	463,795

Cash and cash equivalents at end of period	$1,318,479	$581,089	$1,318,479	$581,089